C&S 510 (8/93)

                                                                     EXHIBIT 3.1

  MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
  Date Received                                      (FOR BUREAU USE ONLY)





   Name
   Warren, Price, Cameron, Faust & Asciutto, P.C.

   Address
   P.O. 26067

   City              State               Zip
   Lansing             MI               48909                    EFFECTIVE DATE:

   DOCUMENT WILL BE RETURNED TO NAME AND ADDRESS INDICATED ABOVE

                       RESTATED ARTICLES OF INCORPORATION
                    For use by Domestic Profit Corporations
            (Please read information and instructions on last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

  1.   The present name of the corporation is:    Medar, Inc.


  2.   The identification number assigned by the Bureau is: 105-593


  3.   All former names of the corporation are:    New Medar, Inc.


  4.   The date of filing the original Article of Incorporation was: January 6,
       1978


         The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation.

ARTICLE I
  The name of the corporation is:  Medar, Inc.


ARTICLE II
  The purpose or purposes for which the corporation is formed are:
  To engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

ARTICLE III
  The total authorized shares:

       Common shares 15,000,000

       Preferred shares 400,000

  3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows: See Attached Addendum 1



ARTICLE IV
  1.   The address of the current registered office is:

       38700 Grand River Avenue, Farmington Hills         MICHIGAN     48335
       ------------------------------------------------------------------------
       (Street Address)               (City)              (State)    (Zip Code)

  2.   The mailing address of the registered office if different than above is:

                                                          MICHIGAN
       ------------------------------------------------------------------------
       (Street Address)                (City)             (State)     (Zip Code)

  3.   The name of the resident agent at the registered office is:  Max A. Coon


ARTICLE V (OPTIONAL.  DELETE IF NOT APPLICABLE.)

  Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

ARTICLE VII (ADDITIONAL PROVISIONS, IF ANY, MAY BE INSERTED HERE; ATTACH ADDITIONAL PAGES IF NEEDED.)

  See Attached Addendum 2

5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

   a. ___ These Restated Articles of Incorporation were duly adopted on the ___________ day of _________________, 19____, in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporators before the first meeting of the Board of Directors.

           Signed this _____________ day of ____________________, 19 _________

           _________________________________  ________________________________


           _________________________________  ________________________________
        (Signatures of Incorporators; type or print name under each signature)


b. X These Restated Articles of Incorporation were duly adopted on 27th day of March, 1996, in accordance with the provisions of
        Section 642 of the Act and: (check one of the following)

        X were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

       __ were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

       __ were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

       __ were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.



                                      Signed this 27th  day of March, 1996

                                      By: _____________________________________
                                                      (Signature)

                                      Charles J. Drake, President
                                      _________________________________________
                                              (Type or Print Name and Title)

C&S 510

   Name of Person or Organization                                 Preparer's Name and Business
   Remitting Fees:                                                Telephone Number:
   Warren, Price, Cameron, Faust & Asciutto, P.C.                 Josephine L. Cameron
                                                                                     (517) 349-8600


                          INFORMATION AND INSTRUCTIONS
  1. The articles of incorporation cannot be restated until this form, or a comparable document, is submitted.

  2. Submit one original copy of this document. Upon filing, the document will be added to the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box on front as evidence of filing.

        Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

  3. This document is to be used pursuant to sections 641 through 643 of the Act for the purpose of restating the articles of incorporation of a domestic profit corporation. Restated articles of incorporation area an integration into a single instrument of the current provisions of the corporation's articles of incorporation, along with any desired amendments to those articles.

  4. Restated articles of incorporation which do not amend the articles of incorporation may be adopted by the board of directors without a vote of the shareholders. Restated articles of incorporation which amend the articles of incorporation require adoption by the shareholders. Restated articles of incorporation submitted before the first meeting of the board of directors require adoption by all of the incorporators.

  5. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

  6. The duration of the corporation should be stated in the restated articles of incorporation only if it is not perpetual.

  7. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

  8. If the restated articles are adopted before the first meeting of the board of directors, item 5(a) must be signed in ink by all of the incorporators. Other restated articles must be signed by the president, vice-president, chairperson or vice-chairperson.

  9. FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order.

        NON-REFUNDABLE FEE.......................................................................                   $10.00
        TOTAL MINIMUM FEE........................................................................                   $10.00
        ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES ARE:
          each additional 20,000 authorized shares or portion thereof ...................................    $30.00
             maximum fee for first 10,000,000 authorized shares ..........................................$5,000.00
             each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares      $30.00
             maximum fee per filing for authorized shares in excess of 10,000,000 shares                $200,000.00

  10.   Mail form and fee to:                  The office is located at:

        Michigan Department of Commerce        6546 Mercantile Way
        Corporation and Securities Bureau      Lansing, MI  48910
        Corporation Division
        P.O. Box 30054                         Telephone: (517) 334-6302
        Lansing, Michigan  48909-7554

               ADDENDUM 1 ATTACHED TO AND MADE A PART OF CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF MEDAR, INC.

         (a) Shares of preferred stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title and to include such number of shares as may be fixed and determined by the Board of Directors prior to the issuance of any shares thereof. Each such series may differ from every other series already outstanding, as may be determined from time to time by the Board of Directors prior to the issuance of any shares thereof, in any or all of the following respects:

                 (i) The rate of dividend which the preferred stock of any such series shall be entitled to receive and whether such series shall be entitled to receive a dividend and whether such dividend shall be cumulative or non-cumulative.

                 (ii) The amount per share which the preferred stock of any such series shall be entitled to receive in case of the redemption thereof or in case of a voluntary liquidation distribution or sale of assets, dissolution or winding up of the Corporation, or in case of the involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation;

                 (iii) The relative rights, if any, of the holders of preferred stock of any such series to vote the same, and the extent, terms and conditions of such voting rights.

                 (iv) The right, if any, of the holders of preferred stock of any such series to convert the same into other classes of stock, and the terms and conditions of such conversion.

                 (v) The terms of the sinking fund or redemption of purchase account, if any, to be provided for the preferred stock of any such series.

         The description and terms of the preferred stock of each series shall be fixed and determined by the Board of Directors by appropriate resolution or resolutions at or prior to the time of the authorization of the issue of the original shares of each such series, shall be summarized in the certificates therefor, and a Certificate containing the resolution of the Board establishing and designating the series and prescribing the relative rights and preferences thereof shall be filed with the Corporations and Securities Bureau, Michigan Department of commerce, and when filed shall constitute an amendment to the Articles of Incorporation. All shares of preferred stock shall be of equal rank, and shall be identical in all respects except in respect of the particulars that may be fixed by the Board of Directors.

         ADDENDUM 2 ATTACHED TO AND MADE A PART OF CERTIFICATE OF
         AMENDMENT TO THE ARTICLES OF INCORPORATION OF MEDAR, INC.


         To the full extent that the laws of the State of Michigan, as they exist on the date hereof or as they may hereafter be amended, permit the limitation or elimination of the liability of Directors or Officers, no Director or Officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders. Neither the amendment or repeal of this Article nor the adoption of any provision of the Articles of Incorporation which is inconsistent with this Article shall apply to or have any effect on the liability or alleged liability of any Director or Officer of the Corporation for or with respect to any act or omission of such Director or Officer occurring prior to such amendment, repeal or adoption.